Exhibit 5.2

Galapagos NV Generaal De Wittelaan L11 A3 2800 Mechelen Belgium

June 1, 2016

Ladies and Gentlemen,

Re:	GALAPAGOS NV

We have acted as Belgian counsel to Galapagos NV (the “Company”), a company incorporated under the laws of the Kingdom of Belgium, in connection with the Company’s registration statement on Form F-3 as filed with the U.S. Securities and Exchange Commission (the “Commission”), as thereafter amended or supplemented (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the Company’s securities, which may include ordinary shares without par value (the “Ordinary Shares”), preference shares (the “Preference Shares”), warrants to purchase the Company’s securities (the “Warrants”), debt securities (the “Debt Securities”), and units comprised of any of the foregoing securities (the “Units” and, together with the Ordinary Shares, Preference Shares, Warrants and Debt Securities, the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”), and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

We have further assumed for the purposes of this opinion that upon issuance of the Equity Securities, the Warrants, the Debt Securities and/or the Units (each as defined below), (i) each of the Company and its subsidiaries will be in good standing and (ii) the agreements and all other documents applicable (including the Prospectus and any supplement thereto) to the issuance of the Equity Securities, the Warrants, the Debt Securities and/or the Units will not violate Belgian law, nor the Company’s articles of association.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Kingdom of Belgium:

1.	With respect to the Ordinary Shares and Preference Shares (together, the “Equity Securities”), when (i) the Company has taken all necessary action to approve the issuance of the Ordinary Shares and/or Preference Shares, the terms of the offering thereof and related matters, and (ii) the Ordinary Shares and/or Preference Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein, and assuming the total number of such issued Ordinary Shares or Preference Shares, together with such total number of Ordinary Shares or Preference Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of such authorized share capital under the Company’s Articles of Association then in effect, then such Ordinary Shares and/or Preference Shares will be validly issued, fully paid and non-assessable.

2.	With respect to the Warrants, when (i) the Company has taken all necessary action to approve the issuance and terms of the Warrants, the terms of the offering and related matters and (ii) the Warrants have been issued and delivered in accordance with the terms of the applicable warrant agreement, or similar agreement approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor, if any, provided for therein and in accordance with the terms of the applicable agreement(s) approved by the Company, then the Warrants will be validly issued and will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

3.

With respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

4.	With respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Units will be validly issued, fully paid, and non-assessable, and, except in the case of an Equity Security forming part of a Unit, will constitute valid and legally binding obligations of the Company in accordance with the terms thereof, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

This opinion is limited to the laws of the Kingdom of Belgium as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Nico Goossens
Nico Goossens

For and on behalf of Argo Law BCVBA